Exhibit 2.3

Execution Version

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

PUT/CALL AGREEMENT

This Put/Call Agreement (this “Agreement”), dated as of February 15, 2022, is entered into by and between HighPeak Energy Assets, LLC, a Delaware limited liability company (“HighPeak LLC”), HighPeak Energy, Inc., a Delaware corporation (“HighPeak Inc.” and, together with HighPeak LLC, the “HighPeak Parties”), Alamo Frac Holdings, LLC, a Texas limited liability company (“Alamo Frac”), Alamo Exploration and Production, LLC, a Texas limited liability company (“Alamo E&P”), Crockett Operating LLC, a Texas limited liability company (“Crockett”), Alamo Borden County II, LLC, a Texas limited liability company (“Alamo II”), Alamo Borden County III, LLC, a Texas limited liability company (“Alamo III”), Alamo Borden County IV, LLC, a Texas limited liability company (“Alamo IV”), [***], together with Alamo Frac, Alamo E&P, Alamo II, Alamo III, Alamo IV, Crockett, [***], the “Alamo Parties”). Each of the HighPeak Parties and the Alamo Parties may be referred to individually as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, the HighPeak Parties, on the one hand, and Alamo II, Alamo III, and Alamo IV, on the other hand, have entered into that certain Purchase and Sale Agreement, dated as of February 15, 2022 (the “Related Purchase Agreement”), on the terms and subject to the conditions of which HighPeak LLC will purchase from Alamo II, Alamo III and Alamo IV certain oil, gas and mineral properties and other assets at the closing thereunder (the “Related PSA Closing”);

WHEREAS, certain of the Alamo Parties directly or indirectly own Alamo Borden County 1, LLC, a Texas limited liability company (“Alamo I”), which owns oil, gas and mineral properties and other assets which are part of the estate of Alamo I in that certain bankruptcy proceeding of Alamo I, currently pending in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”), and, contingent upon Alamo I emerging from bankruptcy under Chapter 11 of the United States Bankruptcy Code and the effective date of a related Plan of Reorganization as determined by the Bankruptcy Court following a final order that is not subject to appeal (the “Plan Effective Date”), the Alamo Parties wish to cause to be sold such assets as set forth on Exhibit A (the “ABC-1 Assets”) pursuant to the form of Purchase and Sale Agreement and disclosure schedules (the “Purchase Agreement”) attached hereto as Exhibit B; and

WHEREAS, in connection with the Related Purchase Agreement, the Alamo Parties desire to give HighPeak LLC the right to call the ABC-1 Assets, and HighPeak LLC desires to give the Alamo Parties the right to put the ABC-1 Assets, pursuant to the Purchase Agreement and on the terms and subject to the conditions hereinafter provided.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements and obligations hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

2.           Call Right.

(a)    At any time between the Plan Effective Date and 180 days following the Plan Effective Date (the “Call Period”), HighPeak LLC may agree to purchase the ABC-1 Assets subject to the Purchase Agreement and the conditions of this Section 2.

(b)    HighPeak LLC shall give the Alamo Parties at least 15 days’ prior written notice of its election to purchase the ABC-1 Assets (the “Call Notice”), which Call Notice shall be delivered prior to the end of the Call Period, and shall set forth the date and time of the signing of the Purchase Agreement (which shall be a Business Day) (the “Signing Date”) at least five (5), but no more than fifteen (15), Business Days after the delivery of the Call Notice.

(c)    If HighPeak LLC delivers a Call Notice, HighPeak LLC and the Alamo Parties shall enter into the Purchase Agreement on the Signing Date and take such other actions as may be required to be taken per the terms thereof concurrently with the execution and delivery of the Purchase Agreement on the Signing Date.

(d)    Notwithstanding the foregoing or anything herein to the contrary, if HighPeak LLC exercises its call right in accordance with this Section 2 and HighPeak LLC does not enter into the Purchase Agreement on the Signing Date in accordance herewith (a “Call Default”), the Alamo Parties may cause to be sold the ABC-1 Assets to one or more third parties without restriction hereunder. Upon any such sale, HighPeak LLC’s obligations to the Alamo Parties under this Section 2 with respect to the ABC-1 Assets shall terminate and be of no further force and effect unless (x) the assignee thereof agrees in writing to be bound by the terms and conditions of this Agreement in place of the Alamo Parties and (y) the Alamo Parties, on behalf of each Alamo Party, and not, for the avoidance of doubt, such transferee and assignee (and without implicating such transferee’s and assignee’s rights hereunder) waives any and all claims of any type the Alamo Parties may have for matters related to its rights hereunder for periods prior to such sale, in which case HighPeak LLC’s obligations to the Alamo Parties under this Section 2 shall not so terminate and shall remain in full force and effect.

(e)    HighPeak LLC may at any time withdraw any Call Notice prior to the Signing Date without any liability to the Alamo Parties and without prejudice to any future exercise of its rights under this Section 2 (but subject to the applicable time periods set forth herein).

3.           Put Right.

(a)    If the Plan Effective Date occurs at any time between (i) the earlier of the Related Purchase Agreement’s Target Closing Date (as defined in the Related Purchase Agreement) and the Related PSA Closing and (ii) 60 days following the Related PSA Closing (the “Put Period”), the Alamo Parties may require HighPeak LLC to agree to purchase the ABC-1 Assets, pursuant to the Purchase Agreement and subject to the conditions of this Section 3.

(b)    If the Alamo Parties desire to exercise their rights under Section 3(a), the Alamo Parties shall give HighPeak LLC written notice of their election to cause to be sold to HighPeak LLC the ABC-1 Assets (the “Put Notice”), which Put Notice shall be delivered prior to the end of the Put Period, and shall set forth the Signing Date at least five (5), but no more than fifteen (15), Business Days after the delivery of the Put Notice; provided that, the Signing Date shall be prior to the end of the Call Period.

(c)    If the Alamo Parties deliver a Put Notice, HighPeak LLC and the Alamo Parties shall enter into the Purchase Agreement on the Signing Date and take such other actions as may be required to be taken per the terms thereof concurrently with the execution and delivery of the Purchase Agreement on the Signing Date.

(d)    Notwithstanding the foregoing or anything herein to the contrary, if the Alamo Parties exercise their put right in accordance with this Section 3, and HighPeak LLC does not enter in to the Purchase Agreement on the Signing Date (a “Put Default”), the Alamo Parties may cause to be sold the ABC-1 Assets to one or more third parties without restriction hereunder. Upon any such sale, HighPeak LLC’s obligations to the Alamo Parties under this Section 3 with respect to the ABC-1 Assets shall terminate and be of no further force and effect unless (x) the assignee thereof agrees in writing to be bound by the terms and conditions of this Agreement in place of the Alamo Parties and (y) the Alamo Parties, on behalf of each Alamo Party, and not, for the avoidance of doubt, such transferee and assignee (and without implicating such transferee’s and assignee’s rights hereunder) waives any and all claims of any type the Alamo Parties may have for matters related to its rights hereunder for periods prior to such sale, in which case HighPeak LLC’s obligations to the Alamo Parties under this Section 3 shall not so terminate and shall remain in full force and effect.

4.           Overlap. To the extent that the Call Period and the Put Period overlap and (a) a HighPeak Party delivers a Call Notice, then the Alamo Parties shall be prohibited from delivering a Put Notice, or (b) an Alamo Party delivers a Put Notice in compliance with Section 3(b) and the Alamo Parties otherwise comply with Section 3(c), then the HighPeak Parties shall be prohibited from delivering a Call Notice.

5.           Effectiveness. Although the Parties are executing and delivering this Agreement as of the date first set forth above, Sections 2 and 3 of this Agreement shall only be effective, and the obligations and rights of the Parties under this Agreement shall only be enforceable, as of the Related PSA Closing. This Agreement shall be null and void if the Related Purchase Agreement is terminated in accordance with its terms.

6.           Covenants. From the date hereof until the earlier of (a) the execution and delivery of the Purchase Agreement or (b) the day immediately following last day of the Call Period, subject to any obligations imposed on the Alamo Parties by the Bankruptcy Court (or related applicable law), and except as expressly permitted or provided for under a Plan of Reorganization approved by the Bankruptcy Court or other order entered by the Bankruptcy Court, the Alamo Parties shall not, and shall not permit any subsidiaries or Affiliates to, directly or indirectly, (i) operate the ABC-1 Assets outside the ordinary course of business, (ii) introduce new methods of management, operation or accounting with respect to the ABC-1 Assets, (iii) waive, amend or terminate any material contracts relating to the ABC-1 Assets, (iv) enter into any agreement or arrangement transferring, selling or encumbering any of the ABC-1 Assets, (v) sell, transfer, convey or encumber the ABC-1 Assets or any portion thereof, or (vi) authorize, commit or agree to do any of the foregoing. Not less than 24 hours prior to filing, the Alamo Parties shall provide HighPeak LLC with a draft of each of the following documents, in substantially final form: (A) proposed Plan of Reorganization, (B) any supplements, modifications or amendments to the Plan of Reorganization, and (C) any other motion and associated order that seeks to dispose of the ABC-1 Assets including, without limitation any contracts related to the ABC-1 Assets.

7.           Specific Performance. The Parties hereby acknowledge and agree that each Party’s rights to consummate the transactions contemplated hereby are special, unique and of extraordinary character. Each Party further acknowledges and agrees that if the other Party violates or fails or refuses to perform any covenant or agreement made by it herein, such Party may be damaged irreparably and the remedies at law for such violation, failure or refusal, including monetary damages, might be inadequate compensation for any liabilities as a result thereof, and that any defense in any action for specific performance that a remedy at law would be adequate is waived. If any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein to be performed (including, such Party’s obligation to enter into the transaction contemplated by the Purchase Agreement), then the other Party, subject to the terms hereof and in addition to any remedy at law for damages or other relief permitted under this Agreement, may institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief, without the necessity of proving actual damages or posting of a bond.

8.           Miscellaneous. The following provisions of the Purchase Agreement are incorporated herein mutatis mutandis (with the references therein to “this Agreement” and the “parties” referring to this Agreement and the Parties, respectively, and with any other logically necessary changes): 16.3 (Notice); 16.5 (Governing Law); 16.8(a) (Expenses); 16.11 (Entire Agreement; No Reliance); 16.12 (Severability); 16.15 (Certain Interpretive Matters); 16.16 (Counterpart Execution); 16.17 (Waiver of Certain Damages); 16.18 (No Waiver). This Agreement, the Related Purchase Agreement and the Purchase Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written agreements, negotiations, understandings, statements or proposals with respect to the subject matter hereof.

9.           Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by either the HighPeak Parties or the Alamo Parties without the prior written consent of the other parties; provided that, the Alamo Parties may assign its respective rights under this Agreement to any Affiliates or, upon and following a Put Default, to any other Person to whom any ABC-1 Assets are transferred, in each case, so long as such assignee agrees in writing to be bound by the terms and conditions hereof.

10.           No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, remedy of any nature whatsoever or by reason of this Agreement.

11.           Schedule Updates. For a period of 2 Business Days immediately following the Alamo Parties’ receipt of a Call Notice, or the Alamo Parties’ delivery of a Put Notice, as applicable, the Alamo Parties shall have the right to supplement the schedules attached to the Purchase Agreement to reflect any matters arising after the date hereof by delivering written copies of any such supplements to HighPeak LLC (collectively, the “Supplements”). If the Supplements reflect circumstances, events, facts or other matters that could reasonably be expected adversely impact the ABC-1 Assets, the value thereof or the ownership or operation thereof by [***] or more in the aggregate, then: (a) if HighPeak LLC has delivered a Call Notice, HighPeak LLC may rescind its Call Notice, in which case HighPeak LLC shall not have any obligations hereunder with respect to ABC-1 Assets, or (b) if HighPeak LLC has received a Put Notice, HighPeak LLC may elect not to enter into the Purchase Agreement, in which case HighPeak LLC shall not have any obligations hereunder with respect to the ABC-1 Assets and the Put Period shall be deemed to have expired. If: (x) the Supplements give rise to HighPeak LLC’s rights under Section 11(a) or Section 11(b), (y) HighPeak LLC does not exercise its rights under Section 11(a) or Section 11(b), and (z) Parties enter into the Purchase Agreement, such Supplements shall be deemed to have been included in Seller’s representations and warranties for the all purposes of the Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the date first above written.

HIGHPEAK PARTIES:

HIGHPEAK ENERGY ASSETS, LLC

By: ___________________________________

Name: _________________________________

Title: __________________________________

HIGHPEAK ENERGY, INC.

By: ___________________________________

Name: _________________________________

Title: __________________________________

Signature Page to Put/Call Agreement

ALAMO PARTIES:

ALAMO FRAC HOLDINGS, LLC

By: ___________________________________

Name: _________________________________

Title: __________________________________

ALAMO EXPLORATION AND PRODUCTION, LLC

By: ___________________________________

Name: _________________________________

Title: __________________________________

CROCKETT OPERATING LLC

By: ___________________________________

Name: _________________________________

Title: __________________________________

ALAMO BORDEN COUNTY II, LLC

By: ___________________________________

Name: _________________________________

Title: __________________________________

ALAMO BORDEN COUNTY III, LLC

By: ___________________________________

Name: _________________________________

Title: __________________________________

Signature Page to Put/Call Agreement

ALAMO BORDEN COUNTY IV, LLC

By: ___________________________________

Name: _________________________________

Title: __________________________________

By:      [***]__________________________

Name: [***]

By:      [***]__________________________

Name: [***]

By:      [***]__________________________

Name: [***]

Signature Page to Put/Call Agreement

EXHIBIT A

ABC-1 Assets

Exhibit A

EXHIBIT B

Form of Purchase and Sale Agreement

[See attached.]

Exhibit B